Exhibit 99.1

 Sovereign Bancorp, Inc. Second Quarter 2004; Net Income and Earnings Per Share
  Up 26% and 14%, Respectively, Fueled by Strong Loan, Deposit and Fee Income
                                     Growth

    Financial Highlights
    -- Net income of $131 million for the second quarter of 2004, up 26% from $104 million a year ago.
    -- Earnings per share for the second quarter of 2004 were $.42 per share, up 14% from $.37 per share in same quarter of 2003.
    -- Cash earnings for the second quarter of 2004 were $147 million, up 23% from $120 million in the same quarter a year ago. Cash earnings per share were $.47 per share, up 12% from $.42 per share in the second quarter of 2003.
    -- Consumer and Commercial loans increased 30% and 14%, respectively, from the second quarter of 2003.
    -- Consumer Banking and Commercial Banking fee revenues were $58 million and $31 million, respectively, up 9% and 14%, respectively from a year earlier.
    -- Core deposits up 8.4% from the second quarter of 2003 and 4% from the first quarter of 2004. Total deposit cost of funds were .90%.
    -- The provision for loan losses was $32.0 million in this quarter versus $37.0 million last quarter, excluding a $6 million charge associated with the acquisition of First Essex. The total provision exceeded net charge-offs by $1.6 million in this quarter.
    -- Non-performing assets decreased to .36% of total assets at June 30, 2004, versus .45% at March 31, 2004.
    -- Equity to assets ratio was 7.84% at June 30, 2004, compared to 7.57% at June 30, 2003 and 8.32% at March 31, 2004. The Tier 1 leverage ratio was 7.13% at June 30, 2004.
    -- Sovereign is very well positioned for higher short-term interest rates.


    PHILADELPHIA, July 20 /PRNewswire-FirstCall/ -- Sovereign Bancorp, Inc. ("Sovereign") (NYSE: SOV), parent company of Sovereign Bank ("Bank"), today reported second quarter 2004 net income and earnings per share of $131 million or $.42 per diluted share, up 26% and 14%, respectively, compared to $104 million or $.37 per diluted share for the second quarter of 2003. Cash earnings increased to $147 million, up 23%, compared to $120 million for the second quarter of 2003. A reconciliation of net income and cash earnings, as well as the related earnings per share amounts, is included in a later section of this release.

    Commenting on results for the second quarter of 2004, Jay S. Sidhu, Sovereign's Chairman and Chief Executive Officer, said, "This was another successful quarter for Sovereign. Earnings per share for the quarter exceeded the analysts' mean earnings estimate by $.02. Commercial and consumer loans, excluding the impact of the First Essex Bancorp Inc. acquisition, increased 7% and 25%, respectively, from the second quarter of last year. Fee revenue was very strong, commercial and consumer banking fees reached all-time highs of $30.6 million and $58.1 million, respectively. Our asset quality improved substantially resulting in non-performing assets and net charge-off levels being the lowest levels in more than four years. We are also very excited to have had our stock added to the S&P 500 index."


    Net Interest Income and Margin

    Sovereign reported net interest income of $332 million for the second quarter of 2004, an increase of $25 million, or 8.2%, compared to the second quarter of 2003. On a linked-quarter basis, net interest income increased by $9.2 million, or 2.9%.

    Net interest margin was 3.22% for the second quarter of 2004 compared to 3.28% in the first quarter of 2004 and 3.47% in the second quarter of 2003. The majority of the net interest margin compression was a result of the full quarter effect of an $800 million convertible trust preferred offering in February of 2004 as well as Sovereign's desire to maintain an asset sensitive interest rate risk position.

    Sovereign remains positioned to benefit from rising rates, as $13.9 billion of our loans are tied to short-term indices, and only $10.6 billion of our liabilities will re-price with any short-term rate movements.


    Non-Interest Income and Expense

    Sovereign generated record level consumer and commercial banking fees in the second quarter of 2004. Consumer banking fees increased by $4.8 million, or 9%, compared to the same period in 2003. The increase was driven principally by deposit fees, which increased by $3.3 million to $47.9 million. Commercial banking fees increased $3.8 million to $30.6 million, or 14.1%, over the same period a year ago driven by growth in loan fees. Consumer and commercial banking fees increased 9% and 14%, respectively, in the second quarter of 2004 as compared to first quarter 2004 levels, in part due to banking fees generated from the acquisition of First Essex.

    Mortgage banking revenues were $16.4 million in the second quarter of 2004, including a reversal of the valuation reserve related to mortgage servicing rights, as compared to $5.4 million in the first quarter of 2004 and $8.8 million in the second quarter of 2003, summarized in the financial tables attached to this release. As of June 30, 2004, mortgage servicing rights, net of reserves of $2.0 million, were $83.4 million and our servicing portfolio was $6.5 billion, a capitalized cost of 129 basis points.

    Second quarter 2004 net gains on sales of investments were minimal at $.8 million. This compares to net gains of $17.9 million recorded in the first quarter of 2004 and $19.4 million in the second quarter of 2003.

    Capital markets revenues in the second quarter of 2004 were $5.1 million, down from $9.1 million in the same period a year ago due to lower broker/dealer revenues as a result of sudden spikes in interest rates early in the second quarter. On a linked-quarter basis, capital markets revenues increased moderately.


    Expenses

    G&A expenses increased by $1.4 million or .6% from the first quarter of 2004 and increased about 4% from $215 million a year ago. G&A expenses for the quarter were $225 million, up from $223 million in the first quarter. James D. Hogan, Sovereign's Chief Financial Officer, stated, "After normalizing for the effect of our first quarter acquisition, operating expenses actually decreased approximately $350 thousand during the second quarter as compared to the first quarter of 2004 and increased only 1.8% from the first quarter of 2003. Our efficiency ratio decreased to 49.2% from 51.7% in the first quarter of 2004."

    Sovereign's effective tax rate declined in the second quarter to 23.8% due, in part, to the timing of acquisitions and an investment in a synthetic fuel facility in Pennsylvania. After giving effect to an acquisition expected to close in the second half of 2004, Sovereign's effective tax rate is expected to rise to approximately 28%.


    Franchise Growth

    Sovereign's total loan portfolio increased during the second quarter by $1.4 billion to $29.1 billion, the majority of the increase was in the consumer loan portfolio, principally home equity loans. Commercial loans increased 14% over the second quarter of last year. "As can be expected in this environment, commercial loans are our lowest yielding portfolio; however, this portfolio will benefit the most from rising rates," stated Hogan. Commercial and consumer loans now make up 42% and 41%, respectively, of the total loan portfolio. The following table depicts Sovereign's loan composition as of June 30, 2004 ($ in millions):



    Loan Category            Ending Balance   Q2 2004 Yield   % of Loans
    Commercial                  $12,252           4.55%         42.1%
    Consumer                     11,986           5.00%          41.1
    Residential mortgage          4,892           5.57%          16.8
    Total                       $29,130           4.90%          100%



    Core deposits increased $885 million during the quarter to $22.8 billion, or 16% annualized growth. Sovereign's cost of deposits declined by 5 basis points to .90% in the second quarter of 2004 due to a decline in the cost of time deposits. Time or Certificates of deposit account for only 21% of total deposits at June 30, 2004.

    Sovereign has an extremely attractive relationship oriented deposit franchise with good balance between consumer and corporate customers. The following table summarizes Sovereign's deposit position as of June 30, 2004 ($ in millions):



    Deposit Category         Ending Balance    Q2 2004 Cost    % of Total
    Checking                    $12,064           0.40%          41.6 %
    Other core (MMDA & Savings)  10,760           0.80%          37.1
    Total Core                   22,824           0.59%          78.7
    Time deposits                 6,176           2.04%          21.3
    Total deposits              $29,000           0.90%          100%

    Asset Quality

    Sovereign's credit quality improved significantly in the second quarter of 2004. Non-performing assets ("NPAs") were $176 million at June 30, 2004, compared to $212 million at March 31, 2004. NPAs to total assets decreased to 36% during the second quarter of 2004, compared to .45% at March 31, 2004. Sovereign's provision for loan losses was $32.0 million this quarter compared to $43.0 million in the first quarter, which included a $6 million provision related to the First Essex loan portfolio, and $42.0 million in the second quarter of 2003. The allowance for loan losses to total loans decreased to 1.21% at June 30, 2004, as compared to 1.27% at March 31, 2004 and 1.31% at June 30, 2003, due to improved credit quality and a slight shift towards a lower risk loan portfolio.


    Capital

    During the quarter, the Tier 1 leverage ratio was 7.13% at June 30, 2004. Tangible common equity to tangible assets was 4.83%. Tangible common equity to tangible assets, excluding OCI, expanded 9 basis points during the quarter to 5.28%. The equity to assets ratio was 7.84% at June 30, 2004. Sovereign remains committed to achieving a Tier 1 leverage ratio of 6.50% to 7.00% and a tangible common equity to tangible assets ratio of 5.00% to 5.50% by the end of 2005. At June 30, 2004, Sovereign Bank's Tier 1 Leverage was 6.84% and the bank's risk-based capital ratio was 12.07%. "After paying dividends and allocating tangible capital to anticipated growth, we still expect to add about $500 million to tangible common equity from organic earnings growth next year," stated Hogan.


    Looking Ahead

    "We look forward to closing our pending acquisition of Seacoast Financial Services Corp. in the next few days (July 23, 2004) and the opportunities that will be presented to us as a result. We continue to be comfortable with management's guidance of $1.65 to $1.70 in operating earnings per share and approximately $1.83 to $1.88 in cash earnings per share for 2004, excluding after-tax merger related charges of approximately $.14 for our completed acquisition of First Essex and our pending acquisition of Seacoast Financial," Sidhu commented. "We are also comfortable with the analysts' mean estimate of $1.88 per share for 2005, which implies an operating earnings growth of 15%. However, management's goal remains to strive for $1.90 to $2.00 in operating earnings per share, excluding after-tax merger related charges of $.04 to $.06 for our pending acquisition of Waypoint, which is expected to close in January 2005." A reconcilement of GAAP, operating, and cash earnings per share is included in a later section of this release.

    Based upon our July 19 stock price of $21.82, Sovereign is trading at a P/E of 11.6x for estimated 2005 operating earnings per share, a P/E of only 10.7x for implied 2005 cash earnings per share and only 175% of current book value. The book value per share at June 30, 2004 was $12.49.

    Sovereign Bancorp, Inc., ("Sovereign") (NYSE: SOV), headquartered in Philadelphia, Pennsylvania, is the parent company of Sovereign Bank, a $49 billion financial institution with approximately 535 community banking offices, over 1,000 ATMs and about 8,300 team members in Connecticut, Massachusetts, New Hampshire, New Jersey, New York, Pennsylvania, and Rhode Island. In addition to full-service retail banking, Sovereign offers a broad array of financial services and products including business and corporate banking, cash management, capital markets, trust and wealth management, and insurance. Pro forma for our pending acquisitions, Sovereign is one of the top 20 largest banking institutions in the United States. For more information on Sovereign Bank, visit http://www.sovereignbank.com or call 1-877-SOV-BANK.

    Interested parties will have the opportunity to listen to a live web-cast of Sovereign's Second Quarter 2004 earnings call on Wednesday, July 21 beginning at 8:30 a.m. ET at http://www.sovereignbank.com >Investor Relations >News >Conference Calls/Webcasts; or
http://www.firstcallevents.com/service/ajwz408071138gf12.html.   The web-cast
replay can be accessed anytime from 11:00 am ET on July 21, 2004 through 12 a.m. ET (midnight) on September 20, 2004. Questions may be submitted during the call via email to investor@sovereignbank.com. A telephone replay will be accessible during the above timeframe by dialing 1-800-642-1687, and confirmation id# 8525949.


    Note:

    This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). Sovereign's management uses the non-GAAP measures of Operating Earnings and Cash Earnings, and the related per share amounts, in their analysis of the company's performance. These measures, as used by Sovereign, adjust net income determined in accordance with GAAP to exclude the effects of special items, including significant gains or losses that are unusual in nature or are associated with acquiring and integrating businesses, and certain non-cash charges. Operating earnings represent net income adjusted for the after-tax effects of merger-related and integration charges and the loss on early extinguishment of debt. Cash earnings are operating earnings excluding the after-tax effect of amortization of intangible assets and stock-based compensation expense associated with stock options, restricted stock, bonus deferral plans and ESOP awards. Since certain of these items and their impact on Sovereign's performance are difficult to predict, management believes presentations of financial measures excluding the impact of these items provide useful supplemental information in evaluating the operating results of Sovereign's core businesses. These disclosures should not be viewed as a substitute for net income determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

    This press release contains statements of Sovereign's strategies, plans, and objectives, as well as estimates of future operating results for 2004 and beyond for Sovereign Bancorp, Inc. as well as estimates of financial condition, operating efficiencies and revenue generation. These statements and estimates constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995), which involve significant risks and uncertainties. Actual results may differ materially from the results discussed in these forward-looking statements. Factors that might cause such a difference include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand, real estate values and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; Sovereign's ability in connection with any acquisition to complete such acquisition and to successfully integrate assets, liabilities, customers, systems and management personnel Sovereign acquires into its operations and to realize expected cost savings and revenue enhancements within expected time frame; the possibility that expected one time merger-related charges are materially greater than forecasted or that final purchase price allocations based on the fair value of acquired assets and liabilities and related adjustments to yield and/or amortization of the acquired assets and liabilities at any acquisition date are materially different from those forecasted; and other economic, competitive, governmental, regulatory, and technological factors affecting the Company's operations, integrations, pricing, products and services.


    Sovereign Bancorp, Inc. and Subsidiaries
    FINANCIAL HIGHLIGHTS
    (unaudited)
                                                   Quarter Ended

                                      June 30 Mar. 31 Dec. 31 Sept. 30 June 30
                                        2004    2004    2003    2003     2003
    (dollars in millions, except
     per share data)

    Operating Data

    Net income                         $131.4  $102.2  $112.6  $109.2  $104.2
    Operating earnings (1)              131.4   121.5   112.6   109.2   104.2
    Cash earnings (2)                   147.2   136.9   127.3   124.4   119.5
    Net interest income                 332.0   322.8   308.5   287.3   306.8
    Provision for loan losses            32.0    43.0    40.0    36.6    42.0
    Total fees and other income before
     securities transactions            124.2   109.1   121.2   119.5   111.9
    Net gain on investments and
     related derivatives transactions     0.8    17.9    10.2    18.8    19.4
    G&A expense                         224.6   223.1   217.6   210.8   215.3
    Other expenses (3)                   28.1    48.6    27.4    27.5    36.6

    Performance Statistics

    Bancorp

    Net interest margin (3)             3.22%   3.28%   3.39%   3.32%   3.47%
    Cash return on average assets (2)   1.23%   1.20%   1.18%   1.20%   1.16%
    Operating return on average
     assets (1)                         1.10%   1.07%   1.05%   1.05%   1.01%
    Cash return on average equity (2)  15.26%  15.47%  15.94%  15.97%  16.50%
    Operating return on average
     equity (1)                        13.62%  13.72%  14.10%  14.03%  14.38%
    Annualized net loan charge-offs to
     average loans                      0.43%   0.51%   0.55%   0.55%   0.53%
    Efficiency ratio (3) (4)           49.22%  51.67%  50.65%  51.82%  51.41%


    Per Share Data

    Basic earnings per share            $0.43   $0.34   $0.38   $0.37   $0.40
    Diluted earnings per share           0.42    0.33    0.38    0.37    0.37
    Operating earnings per share (1)     0.42    0.40    0.38    0.37    0.37
    Cash earnings per share (2)          0.47    0.45    0.43    0.42    0.42
    Dividend declared per share          .030    .025    .025    .025    .025
    Book value (5)                      12.46   12.78   11.12   10.84   10.72
    Common stock price:
      High                              22.10   24.51   24.99   19.68   16.55
      Low                               19.51   20.37   18.42   15.74   14.07
      Close                            $22.10  $21.42  $23.75  $18.55  $15.65
    Weighted average common shares:
      Basic                             306.1   300.7   292.5   292.2   262.2
      Diluted                           311.7   306.7   298.5   297.2   283.9
    End-of-period common shares:
      Basic                             306.2   306.4   293.1   292.3   292.0
      Diluted                           312.1   311.7   299.4   297.4   295.9


                                                           Year to Date

                                                    June 30           June 30
                                                      2004              2003
    (dollars in millions, except per
     share data)

    Operating Data

    Net income                                       $233.6            $180.0
    Operating earnings (1)                            252.8             198.9
    Cash earnings (2)                                 284.1             229.9
    Net interest income                               654.9             609.9
    Provision for loan losses                          75.0              85.4
    Total fees and other income before
     securities transactions                          233.3             214.8
    Net gain on investments and related
     derivatives transactions                          18.7              37.0
    G&A expense                                       447.7             423.9
    Other expenses (3)                                 76.6             103.1

    Performance Statistics

    Bancorp

    Net interest margin (3)                           3.25%             3.49%
    Cash return on average assets (2)                 1.22%             1.12%
    Operating return on average assets (1)            1.08%             0.94%
    Cash return on average equity (2)                15.36%            16.67%
    Operating return on average equity (1)           13.67%            14.07%
    Annualized net loan charge-offs to
     average loans                                    0.48%             0.58%
    Efficiency ratio (3) (4)                         50.41%            51.40%


    Per Share Data

    Basic earnings per share                          $0.77             $0.69
    Diluted earnings per share                         0.76              0.64
    Operating earnings per share (1)                   0.82              0.70
    Cash earnings per share (2)                        0.92              0.81
    Dividend declared per share                       0.055             0.050
    Book value (5)                                    12.46             10.72
    Common stock price:
      High                                            24.51             16.55
      Low                                             19.51             12.72
      Close                                          $22.10            $15.65
    Weighted average common shares:
      Basic                                           303.4             261.8
      Diluted                                         309.2             282.7
    End-of-period common shares:
      Basic                                           306.2             292.0
      Diluted                                         312.1             295.9

    NOTES:

          (1) Operating earnings represent net income excluding the after-tax effects of special items, including significant gains or losses that are unusual in nature or are associated with acquiring or integrating businesses. See reconciliation on page I.

          (2) Cash earnings represents operating earnings excluding the after-tax effects of non-cash charges for the amortization of intangible assets and stock-based compensation. Stock-based compensation encompasses arrangements with employees under which the Company's obligation will be settled by using stock rather than cash and includes expense related to stock options, restricted stock, bonus deferral plans, and ESOP expense. See reconciliation on page I.

          (3) Effective July 1, 2003, Sovereign elected to change the Company's accounting policy to treat trust preferred securities as liabilities and the associated dividends on the trust preferred securities as interest expense. Previously, this cost was classified within other expenses. This change in accounting policy did not have any impact on consolidated shareholders' equity or net income; however, it did result in an increase in liabilities of $207.6 million at July 1, 2003 and an increase of $5 million and $3 million in net interest expense, with a corresponding decrease in other expense, for the three-month periods ended September 30, 2003 and December 31, 2003, respectively. Prior periods have not been adjusted to conform with this change in accounting policy.

          (4) Efficiency ratio equals general and administrative expense excluding merger-related and other integration charges as a percentage of total revenue, defined as the sum of net interest income and total fees and other income before securities transactions.

          (5) Book value equals stockholders' equity at period-end divided by common shares outstanding.


    Sovereign Bancorp, Inc. and Subsidiaries
    FINANCIAL HIGHLIGHTS
    (unaudited)
                                                 Quarter Ended

                                  June 30  Mar. 31  Dec. 31  Sept. 30 June 30
                                    2004    2004      2003     2003     2003
    (dollars in millions)

    Financial Condition Data:

    General
      Total assets                $48,687  $47,043  $43,505  $41,055  $41,343
      Loans                        29,130   27,739   26,149   24,550   24,329
      Total deposits and
       customer-related accounts:  29,001   28,118   27,344   27,515   27,617
        Core deposits and other
         customer-related
         accounts                  22,824   21,939   21,334   21,233   21,065
        Time deposits               6,176    6,179    6,010    6,283    6,552
      Borrowings (1)               15,157   14,262   12,198    9,570    9,507
      Redeemable capital
       securities and other
       minority interests (1)         203      203      202      202      409
      Stockholders' equity          3,815    3,916    3,260    3,169    3,131
      Goodwill                      1,289    1,293    1,027    1,027    1,025
      Core deposit intangible         249      262      269      287      306

    Asset Quality
      Non-performing assets        $176.1   $212.0   $220.4   $257.7   $253.4
      Non-performing loans         $152.2   $188.6   $199.4   $236.1   $229.2
      Non-performing assets to
       total assets                 0.36%    0.45%    0.51%    0.63%    0.61%
      Non-performing loans to
       total loans                  0.52%    0.68%    0.76%    0.96%    0.94%
      Allowance for loan losses    $352.6   $351.0   $327.9   $322.7   $319.5
      Allowance for loan losses
        to total loans              1.21%    1.27%    1.25%    1.31%    1.31%
      Allowance for loan losses
        to non-performing loans      232%     186%     164%     137%     139%

    Capitalization - Bancorp (2)
      Stockholders' equity to
       total assets                 7.84%    8.32%    7.49%    7.72%    7.57%
      Tier 1 leverage capital
       ratio                        7.13%    7.12%    5.61%    5.60%    5.27%
      Tangible equity to tangible
       assets, excluding OCI        5.28%    5.19%    4.80%    4.73%    4.40%
      Tangible equity to tangible
       assets, including OCI        4.83%    5.19%    4.66%    4.67%    4.50%

    Capitalization - Bank (2)
      Stockholders' equity to
       total assets                 9.12%    9.60%    8.99%    9.49%    9.34%
      Tier 1 leverage capital
       ratio                        6.84%    6.82%    6.66%    6.96%    6.62%
      Tier 1 risk-based capital
       ratio                        8.86%    8.82%    8.60%    8.65%    8.40%
      Total risk-based capital
       ratio                       12.07%   12.13%   12.12%   12.20%   11.05%

          (1) Effective July 1, 2003, Sovereign elected to change the Company's accounting policy to treat trust preferred securities as liabilities and Sovereign reclassified these obligations from "redeemable capital securities and other minority interests" to "borrowings and other debt obligations." Restatement of prior periods is not permitted.

          (2) All capital ratios are calculated based upon adjusted end of period assets consistent with OTS guidelines. The current quarter ratios are estimated as of the date of this earnings release.


    Sovereign Bancorp, Inc. and Subsidiaries
    CONSOLIDATED BALANCE SHEETS
    (unaudited)
                                          June 30      Mar. 31      Dec. 31
    (dollars in thousands)                  2004         2004         2003
    Assets
    Cash and amounts due
     from depository institutions        $1,026,719     $893,193     $950,302
    Investments:
        Available-for-sale               10,493,897   11,912,292   10,102,619
        Held-to-maturity                  4,007,041    2,489,030    2,516,352
           Total investments             14,500,938   14,401,322   12,618,971
    Loans:
        Commercial                       12,251,456   11,919,975   11,063,686
        Consumer                         11,986,107   11,012,103   10,010,289
        Residential mortgages             4,892,305    4,806,494    5,074,684
           Total loans                   29,129,868   27,738,572   26,148,659
    Less allowance for loan losses         (352,637)    (351,007)    (327,894)
           Total loans, net              28,777,231   27,387,565   25,820,765
    Premises and equipment, net             286,682      289,517      273,278
    Accrued interest receivable             196,347      188,002      190,714
    Goodwill                              1,289,340    1,292,809    1,027,292
    Core deposit intangible                 249,169      261,582      268,759
    Bank owned life insurance               851,155      841,568      801,535
    Other assets                          1,509,296    1,487,657    1,553,713
           Total assets                 $48,686,877  $47,043,215  $43,505,329

    Liabilities and Stockholders' Equity
    Liabilities:
    Deposits and other customer related
     accounts:
        Core and other customer related
         accounts                       $22,824,310  $21,939,435  $21,334,106
        Time deposits                     6,176,310    6,178,871    6,009,902
           Total                         29,000,620   28,118,306   27,344,008
    Borrowings and other debt
     obligations (1)                     15,157,017   14,261,686   12,197,603
    Other liabilities                       511,131      545,084      501,176
           Total liabilities             44,668,768   42,925,076   40,042,787
    Redeemable capital securities
     and other minority interests (1)       202,919      202,513      202,136
    Stockholders' equity:
        Common Stock                      2,105,312    2,102,183    1,892,126
        Warrants and stock options          306,594      305,297       13,944
        Unallocated ESOP shares             (26,078)     (26,078)     (26,078)
        Treasury stock                      (20,242)     (22,190)     (21,927)
        Accumulated other
         comprehensive income/ (loss)      (222,499)       6,349      (52,924)
        Retained earnings                 1,672,103    1,550,065    1,455,265
           Total stockholders' equity     3,815,190    3,915,626    3,260,406
           Total liabilities and
            stockholders' equity        $48,686,877  $47,043,215  $43,505,329


                                                 Sept. 30          June 30
    (dollars in thousands)                         2003              2003
    Assets
    Cash and amounts due
     from depository institutions                 $971,697        $1,497,981
    Investments:
        Available-for-sale                      11,109,603        10,832,862
        Held-to-maturity                           413,152           492,343
           Total investments                    11,522,755        11,325,205
    Loans:
        Commercial                              10,756,312        10,749,659
        Consumer                                 9,684,319         9,216,825
        Residential mortgages                    4,109,216         4,362,947
           Total loans                          24,549,847        24,329,431
    Less allowance for loan losses                (322,684)         (319,537)
           Total loans, net                     24,227,163        24,009,894
    Premises and equipment, net                    273,931           273,403
    Accrued interest receivable                    175,644           169,288
    Goodwill                                     1,027,292         1,025,292
    Core deposit intangible                        287,293           305,540
    Bank owned life insurance                      792,607           785,978
    Other assets                                 1,776,910         1,950,556
           Total assets                        $41,055,292       $41,343,137

    Liabilities and Stockholders' Equity
    Liabilities:
    Deposits and other customer related accounts:
        Core and other customer
         related accounts                      $21,232,550       $21,065,090
        Time deposits                            6,282,630         6,551,565
           Total                                27,515,180        27,616,655
    Borrowings and other debt obligations (1)    9,570,356         9,507,297
    Other liabilities                              599,032           679,204
           Total liabilities                    37,684,568        37,803,156
    Redeemable capital securities
     and other minority interests (1)              201,757           408,987
    Stockholders' equity:
        Common Stock                             1,872,953         1,869,535
        Warrants and stock options                  13,230            12,483
        Unallocated ESOP shares                    (28,465)          (28,465)
        Treasury stock                             (22,501)          (24,171)
        Accumulated other
         comprehensive income/ (loss)              (16,345)           53,368
        Retained earnings                        1,350,095         1,248,244
           Total stockholders' equity            3,168,967         3,130,994
           Total liabilities and
            stockholders' equity               $41,055,292       $41,343,137

    (1) Effective July 1, 2003, Sovereign elected to change the Company's accounting policy to treat trust preferred securities as liabilities and Sovereign reclassified these obligations from "redeemable capital securities and other minority interests" to "borrowings and other debt obligations." Restatement of prior periods is not permitted.


    Sovereign Bancorp, Inc. and Subsidiaries
    CONSOLIDATED STATEMENTS OF OPERATIONS
    (unaudited)
                                              Quarter Ended
                             June 30   Mar. 31   Dec. 31   Sept. 30  June 30
                               2004      2004      2003      2003      2003
    (dollars in thousands,
     except per share data)
    Interest and dividend
     income:
       Interest on interest-
        earning deposits         $980      $528      $385      $539      $542
       Interest on
        investment
        securities
          Available for sale  136,497   137,226   144,787   132,211   149,468
          Held to maturity     31,879    28,819     5,142     5,958     7,580
       Interest on loans      345,288   333,190   324,990   325,062   332,123
          Total interest
           and dividend
           income             514,644   499,763   475,304   463,770   489,713
    Interest expense:
       Deposits and related
        customer accounts      63,142    65,012    68,647    73,488    84,903
       Borrowings             119,463   111,935    98,178   102,990    97,993
          Total interest
           expense            182,605   176,947   166,825   176,478   182,896
          Net interest
           income             332,039   322,816   308,479   287,292   306,817
    Provision for loan
     losses                    32,000    43,000    40,000    36,600    42,000
          Net interest
           income after
           provision for
           loan losses        300,039   279,816   268,479   250,692   264,817
    Non-interest income:
       Consumer banking fees   58,072    53,985    53,778    53,531    53,285
       Commercial banking
        fees                   30,552    28,685    28,766    27,197    26,787
       Mortgage banking
        revenue (1)            16,436     5,427    15,725    17,458     8,827
       Capital markets revenue  5,099     4,887     4,814     5,389     9,062
       Bank owned life
        insurance income        9,588     9,626    10,810    12,080    10,116
       Other                    4,499     6,444     7,262     3,861     3,843
          Total fees and other
           income before
           securities
           transactions       124,246   109,054   121,155   119,516   111,920
       Net gain on
        investments and
        related derivatives
        transactions              829    17,881    10,232    18,848    19,446
          Total non-
           interest income    125,075   126,935   131,387   138,364   131,366
    Non-interest expense:
    General and administrative
       Compensation and
        benefits              105,224   104,080    98,314    97,788    99,466
       Occupancy and
        equipment              52,097    54,379    53,437    52,838    51,144
       Technology expense      19,333    17,605    19,145    18,652    17,296
       Outside services        12,746    12,336    14,148    12,192    13,623
       Marketing expense       10,751    10,700     8,385     9,218    10,895
       Other administrative
        expenses               24,433    24,046    24,201    20,132    22,862
          Total general
           and administrative 224,584   223,146   217,630   210,820   215,286
    Other expenses:
       Amortization of core
        deposit intangibles    17,576    17,553    17,823    18,246    18,671
       Trust preferred
        securities and other
        minority interest
        expense                 5,438     5,436     5,439     5,434    15,898
       Equity method
        investments (2)         7,327     2,012     4,159     2,966     2,044
       (Gains)/loss on debt
        extinguishment         (2,285)      -         -         857       -
       Merger-related and
        integration charges       -      23,587       -         -         -
          Total other
           expenses            28,056    48,588    27,421    27,503    36,613
             Total non-
              interest
              expense         252,640   271,734   245,051   238,323   251,899
          Income before
           income taxes       172,474   135,017   154,815   150,733   144,284
    Income tax expense         41,120    32,790    42,228    41,500    40,110
          Net income         $131,354  $102,227  $112,587  $109,233  $104,174

             Diluted
              earnings
              per share         $0.42     $0.33     $0.38     $0.37     $0.37

             Operating
              earnings
              per share (3)     $0.42     $0.40     $0.38     $0.37     $0.37

             Weighted
              average
              shares:
                Basic         306,087   300,720   292,540   292,169   262,189
                Diluted       311,689   306,678   298,508   297,151   283,901

    (1) Mortgage banking activity
        is summarized below:
    Gains on sale of mortgage
     loans and mortgage
     backed securities          2,808    16,469     9,457    19,080    16,035
    Net gains/(loss) recorded
     under SFAS 133            (1,878)       81     7,895   (14,112)    6,651
    Mortgage servicing fees,
     net of mortgage servicing
     rights amortization       (1,628)      137      (479)   (5,760)   (3,391)
    Changes in mortgage
     servicing valuation
     reserve related to
     reversals/(impairments)   17,134   (11,260)   (1,148)   18,250   (10,468)
       Total mortgage
        banking revenues       16,436     5,427    15,725    17,458     8,827

    (2) During the second quarter of 2004, Sovereign made a $60 million investment in a synthetic fuel partnership. As a result of the increasing significance of our equity method investment portfolio, Sovereign reclassified the income statement effects of these partnerships to other expenses. Prior period amounts have been reclassified to conform to the current period presentation.

    (3)   See reconciliation on Page I.


                                                          Year to Date
                                                    June 30           June 30
                                                     2004               2003
    (dollars in thousands, except per share data)
    Interest and dividend income:
       Interest on interest-earning deposits         $1,508            $1,217
       Interest on investment securities
          Available for sale                        273,723           307,699
          Held to maturity                           60,698            16,023
       Interest on loans                            678,478           665,738
          Total interest and dividend income      1,014,407           990,677
    Interest expense:
       Deposits and related customer accounts       128,154           178,554
       Borrowings                                   231,398           202,266
          Total interest expense                    359,552           380,820
          Net interest income                       654,855           609,857
    Provision for loan losses                        75,000            85,357
          Net interest income after
           provision for loan losses                579,855           524,500
    Non-interest income:
       Consumer banking fees                        112,057           101,510
       Commercial banking fees                       59,237            52,010
       Mortgage banking revenue (1)                  21,863            16,835
       Capital markets revenue                        9,986            16,811
       Bank owned life insurance income              19,214            20,448
       Other                                         10,943             7,234
          Total fees and other income before
           securities transactions                  233,300           214,848
       Net gain on investments and
        related derivatives transactions             18,710            36,977
          Total non-interest income                 252,010           251,825
    Non-interest expense:
    General and administrative
       Compensation and benefits                    209,304           192,648
       Occupancy and equipment                      106,476           104,486
       Technology expense                            36,938            35,235
       Outside services                              25,082            27,096
       Marketing expense                             21,451            21,221
       Other administrative expenses                 48,479            43,229
          Total general and administrative          447,730           423,915
    Other expenses:
       Amortization of core deposit intangibles      35,129            37,766
       Trust preferred securities and other
        minority interest expense                    10,874            31,941
       Equity method investments (2)                  9,339             4,372
       (Gains)/loss on debt extinguishment           (2,285)           28,981
       Merger-related and integration charges        23,587               -
          Total other expenses                       76,644           103,060
             Total non-interest expense             524,374           526,975
          Income before income taxes                307,491           249,350
    Income tax expense                               73,910            69,320
          Net income                               $233,581          $180,030

             Diluted earnings per share               $0.76             $0.64

             Operating earnings per share (3)         $0.82             $0.70

             Weighted average shares:
                Basic                               303,403           261,762
                Diluted                             309,183           282,712

    (1) Mortgage banking activity is summarized below:
    Gains on sale of mortgage loans and
     mortgage backed securities                      19,277            32,687
    Net gains/(loss) recorded under SFAS 133         (1,797)            7,926
    Mortgage servicing fees, net of
     mortgage servicing rights amortization          (1,491)           (5,881)
    Changes in mortgage servicing valuation
     reserve related to reversals/(impairments)       5,874           (17,897)
         Total mortgage banking revenues             21,863            16,835

    (2) During the second quarter of 2004, Sovereign made a $60 million investment in a synthetic fuel partnership. As a result of the increasing significance of our equity method investment portfolio, Sovereign reclassified the income statement effects of these partnerships to other expenses. Prior period amounts have been reclassified to conform to the current period presentation.

    (3)   See reconciliation on Page I.


    Sovereign Bancorp, Inc. and Subsidiaries
    AVERAGE BALANCE, INTEREST AND YIELD/RATE ANALYSIS
    (unaudited)

                                                    Quarter Ended
                                                    June 30, 2004
                                                                      Yield/
    (dollars in thousands)               Average Balance  Interest(1)  Rate
    Earning assets:
       Investment securities                $14,766,721    $179,444    4.86%
       Loans:
        Commercial                           12,084,881     138,736    4.55%
        Consumer                             11,302,412     140,510    5.00%
        Residential mortgages                 4,854,811      67,649    5.57%
           Total loans                       28,242,104     346,895    4.90%
            Allowance for loan losses          (355,125)
           Total earning assets              42,653,700    $526,339    4.93%
    Other assets                              5,357,589
           Total assets                     $48,011,289

    Funding liabilities:
      Deposits and other customer related
       accounts:
         Core and other customer related
          accounts                          $22,101,334     $32,382    0.59%
         Time deposits                        6,070,703      30,760    2.04%
             Total                           28,172,037      63,142    0.90%

      Borrowings:
             Federal Home Loan Bank
              advances                        8,271,726      79,227    3.81%
             Fed funds and repurchase
              agreements                      3,148,479       7,529    0.94%
             Other borrowings                 3,868,466      32,707    3.36%
             Total borrowings                15,288,671     119,463    3.10%
             Total funding liabilities       43,460,708    $182,605    1.68%
    Other liabilities                           671,178
             Total liabilities               44,131,886
    Stockholders' equity                      3,879,403
             Total liabilities and
              stockholders' equity          $48,011,289
    Net interest income                                    $343,734
    Interest rate spread                                               2.86%
    Net interest margin                                                3.22%


                                                    Quarter Ended
                                                    March 31, 2004
                                                                      Yield/
    (dollars in thousands)              Average Balance  Interest(1)   Rate
    Earning assets:
       Investment securities                $14,120,951    $176,374    5.00%
       Loans:
        Commercial                           11,413,060     132,325    4.60%
        Consumer                             10,472,369     135,709    5.21%
        Residential mortgages                 5,105,900      66,743    5.23%
           Total loans                       26,991,329     334,777    4.95%
            Allowance for loan losses          (343,684)
           Total earning assets              40,768,596    $511,151    5.01%
    Other assets                              5,087,754
           Total assets                     $45,856,350

    Funding liabilities:
      Deposits and other customer related
       accounts:
         Core and other customer related
          accounts                          $21,346,218     $31,661    0.60%
         Time deposits                        6,108,153      33,351    2.19%
             Total                           27,454,371      65,012    0.95%

      Borrowings:
             Federal Home Loan Bank
              advances                        8,063,115      77,815    3.83%
             Fed funds and repurchase
              agreements                      2,554,957       7,418    1.15%
             Other borrowings                 3,563,656      26,702    2.98%
             Total borrowings                14,181,728     111,935    3.14%
             Total funding liabilities       41,636,099    $176,947    1.70%
    Other liabilities                           660,321
             Total liabilities               42,296,420
    Stockholders' equity                      3,559,930
             Total liabilities and
              stockholders' equity          $45,856,350
    Net interest income                                    $334,204
    Interest rate spread                                               2.91%
    Net interest margin                                                3.28%


                                                    Quarter Ended
                                                    June 30, 2003
                                                                       Yield/
    (dollars in thousands)              Average Balance  Interest(1)    Rate
    Earning assets:
       Investment securities                $12,119,304    $161,748     5.34%
       Loans:
        Commercial                           10,537,486     136,122     5.12%
        Consumer                              8,952,265     129,902     5.82%
        Residential mortgages                 4,644,111      67,143     5.78%
           Total loans                       24,133,862     333,167     5.51%
            Allowance for loan losses          (312,750)
           Total earning assets              35,940,416    $494,915     5.50%
    Other assets                              5,378,749
           Total assets                     $41,319,165

    Funding liabilities:
      Deposits and other customer related
       accounts:
         Core and other customer related
          accounts                          $20,135,064     $40,250     0.80%
         Time deposits                        6,606,511      44,653     2.71%
             Total                           26,741,575      84,903     1.27%

      Borrowings:
             Federal Home Loan Bank
              advances                        5,998,809      76,423     5.06%
             Fed funds and repurchase
              agreements                      2,299,803      (2,206)   -0.40%
             Other borrowings                 1,981,514      23,776     4.77%
             Total borrowings                10,280,126      97,993     3.78%
             Total funding liabilities       37,021,701    $182,896     1.97%
    Other liabilities                         1,391,938
             Total liabilities               38,413,639
    Stockholders' equity                      2,905,526
             Total liabilities and
              stockholders' equity          $41,319,165
    Net interest income                                    $312,019
    Interest rate spread                                                3.02%
    Net interest margin                                                 3.47%


    (1) Tax equivalent basis


    Sovereign Bancorp, Inc. and Subsidiaries
    AVERAGE BALANCE, INTEREST AND YIELD/RATE ANALYSIS
    (unaudited)
                                                     Year to Date
                                                    June 30, 2004
                                            Average                  Yield/
    (dollars in thousands)                  Balance    Interest (1)   Rate
    Earning assets:
       Investment securities               $14,443,837      355,819   4.93%
       Loans:
        Commercial                          11,748,971      271,060   4.57%
        Consumer                            10,887,391      276,219   5.10%
        Residential mortgages                4,980,356      134,392   5.40%
        Total loans                         27,616,718      681,671   4.93%
        Allowance for loan losses             (349,405)
        Total earning assets                41,711,150   $1,037,490   4.97%
    Other assets                             5,222,896
        Total assets                       $46,934,046

    Funding liabilities:
       Deposits and other customer related
        accounts:
         Core and other customer related
          accounts                         $21,723,776      $64,043   0.59%
         Time deposits                       6,089,653       64,111   2.12%
         Total                              27,813,429      128,154   0.93%
       Borrowings:
         Federal Home Loan Bank advances     8,167,421      157,042   3.82%
         Fed funds and repurchase agreements 2,851,718       14,947   1.04%
         Other borrowings                    3,716,061       59,409   3.18%
         Total borrowings                   14,735,200      231,398   3.12%
         Total funding liabilities          42,548,629     $359,552   1.69%
    Other liabilities                          665,751
         Total liabilities                  43,214,380
    Stockholders' equity                     3,719,666
         Total liabilities and
          stockholders' equity             $46,934,046
    Net interest income                                    $677,938
    Interest rate spread                                              2.89%
    Net interest margin                                               3.25%


                                                     Year to Date
                                                    June 30, 2003
                                            Average                  Yield/
    (dollars in thousands)                  Balance    Interest (1)   Rate
    Earning assets:
       Investment securities               $12,206,064     $333,047   5.46%
       Loans:
        Commercial                          10,414,580      272,652   5.21%
        Consumer                             8,782,732      259,929   5.97%
        Residential mortgages                4,509,871      135,418   6.01%
        Total loans                         23,707,183      667,999   5.64%
        Allowance for loan losses             (306,480)
        Total earning assets                35,606,767   $1,001,046   5.63%
    Other assets                             5,291,075
        Total assets                       $40,897,842

    Funding liabilities:
      Deposits and other customer related
       accounts:
        Core and other customer related
         accounts                          $19,771,950      $84,987   0.87%
        Time deposits                        6,746,737       93,567   2.80%
        Total                               26,518,687      178,554   1.36%
      Borrowings:
        Federal Home Loan Bank advances      5,813,808      151,826   5.21%
        Fed funds and repurchase agreements  2,312,811          553   0.03%
        Other borrowings                     1,981,520       49,887   5.02%
        Total borrowings                    10,108,139      202,266   3.98%
        Total funding liabilities           36,626,826     $380,820   2.08%
    Other liabilities                        1,410,422
        Total liabilities                   38,037,248
    Stockholders' equity                     2,860,594
        Total liabilities and
         stockholders' equity              $40,897,842
    Net interest income                                    $620,226
    Interest rate spread                                              3.03%
    Net interest margin                                               3.49%


    (1) Tax equivalent basis


    Sovereign Bancorp, Inc. and Subsidiaries
    SUPPLEMENTAL INFORMATION
    (unaudited)

    NON-PERFORMING ASSETS

                              June 30   Mar. 31   Dec. 31   Sept. 30  June 30
    (dollars in thousands)      2004      2004      2003      2003      2003
    Non-accrual loans:
      Commercial              $90,370  $113,734  $129,029  $165,317  $156,872
      Consumer                 27,923    31,573    30,921    29,667    30,099
      Residential mortgages    32,635    41,925    38,195    39,745    40,783
      Total non-accrual loans 150,928   187,232   198,145   234,729   227,754
    Restructured loans          1,262     1,378     1,235     1,335     1,495
      Total non-performing
       loans                  152,190   188,610   199,380   236,064   229,249
    Real estate owned, net     19,609    18,349    17,016    17,556    19,404
    Other repossessed assets    4,268     5,006     4,051     4,082     4,779
      Total non-performing
       assets                $176,067  $211,965  $220,447  $257,702  $253,432

    Non-performing loans as
     a percentage of total
     loans                      0.52%     0.68%     0.76%     0.96%     0.94%
    Non-performing assets as
     a percentage of total
     assets                     0.36%     0.45%     0.51%     0.63%     0.61%
    Non-performing assets as
     a percentage of total
     loans, real estate
     owned and repossessed
     assets                     0.60%     0.76%     0.84%     1.05%     1.04%
    Allowance for loan
     losses as a percentage
     of non-performing loans     232%      186%      164%      137%      139%


    NET LOAN CHARGE-OFFS

                                  June 30  Mar. 31  Dec. 31 Sept. 30  June 30
    Quarters ended (in thousands)   2004     2004     2003     2003     2003
      Commercial real estate       $6,117   $3,558      $98   $2,308   $1,770
      Commercial and industrial
       and other                   14,502   19,767   25,755   22,151   19,955
      Total Commercial             20,619   23,325   25,853   24,459   21,725

      Auto loans                    6,418    7,408    5,521    5,038    5,720
      Home equity loans and other   3,268    3,605    3,277    2,964    3,490
      Total Consumer                9,686   11,013    8,798    8,002    9,210

      Residential mortgages            65      209      138      992      926
           Total                  $30,370  $34,547  $34,789  $33,453  $31,861


    DEPOSIT AND OTHER CUSTOMER RELATED ACCOUNT COMPOSITION - End of period

                                          June 30      Mar. 31      Dec. 31
    Quarters ended (in thousands)           2004         2004         2003
      Demand deposit accounts            $4,698,610   $4,481,546   $4,306,376
      NOW accounts                        6,554,831    6,248,412    6,068,163
      Customer repurchase agreements        810,062      789,524    1,017,544
      Savings accounts                    3,303,890    3,317,836    3,098,892
      Money market accounts               7,456,917    7,102,117    6,843,131
      Certificates of deposits            6,176,310    6,178,871    6,009,902
           Total                        $29,000,620  $28,118,306  $27,344,008

                                                 Sept. 30          June 30
    Quarters ended (in thousands)                  2003              2003
      Demand deposit accounts                   $4,292,621        $4,276,812
      NOW accounts                               6,294,730         6,197,211
      Customer repurchase agreements               902,522         1,033,922
      Savings accounts                           3,166,319         3,178,633
      Money market accounts                      6,576,358         6,378,512
      Certificates of deposits                   6,282,630         6,551,565
           Total                               $27,515,180       $27,616,655


    LOAN COMPOSITION - End of period

                                          June 30      Mar. 31      Dec. 31
    Quarters ended (in thousands)           2004         2004         2003
      Commercial real estate             $5,050,915   $4,993,700   $4,702,046
      Commercial industrial loans         7,200,541    6,926,275    6,361,640
    Total commercial loans               12,251,456   11,919,975   11,063,686
      Home equity loans                   7,790,049    6,971,401    6,457,682
      Auto loans                          3,631,153    3,621,169    3,240,383
      Other                                 564,905      419,533      312,224
    Total consumer loans                 11,986,107   11,012,103   10,010,289
    Total residential loans               4,892,305    4,806,494    5,074,684
    Total loans                         $29,129,868  $27,738,572  $26,148,659

                                                 Sept. 30          June 30
    Quarters ended (in thousands)                  2003              2003
      Commercial real estate                    $4,660,138        $4,577,920
      Commercial industrial loans                6,096,174         6,171,839
    Total commercial loans                      10,756,312        10,749,759
      Home equity loans                          6,102,455         5,739,806
      Auto loans                                 3,261,150         3,161,097
      Other                                        320,714           315,922
    Total consumer loans                         9,684,319         9,216,825
    Total residential loans                      4,109,216         4,362,947
    Total loans                                $24,549,847       $24,329,531


    Sovereign Bancorp, Inc. and Subsidiaries
    SUPPLEMENTAL INFORMATION
    (unaudited)

    DEPOSIT AND OTHER CUSTOMER RELATED ACCOUNT COMPOSITION - Average

                                    June 30         Mar. 31         Dec. 31
    Quarters ended (in thousands)     2004            2004            2003
      Demand deposit accounts      $4,506,601      $4,239,684      $4,197,814
      NOW accounts                  6,313,501       5,990,184       6,135,210
      Customer repurchase agreements  784,850         880,544         963,885
      Savings accounts              3,328,743       3,217,946       3,138,766
      Money market accounts         7,167,639       7,017,860       6,744,627
      Certificates of deposits      6,070,703       6,108,153       6,138,121
        Total                     $28,172,037     $27,454,371     $27,318,423

                                                Sept. 30           June 30
    Quarters ended (in thousands)                 2003               2003
      Demand deposit accounts                  $4,186,582        $4,057,542
      NOW accounts                              6,253,423         5,900,237
      Customer repurchase agreements              970,330         1,016,450
      Savings accounts                          3,180,188         3,106,420
      Money market accounts                     6,503,263         6,054,415
      Certificates of deposits                  6,430,966         6,606,511
        Total                                 $27,524,752       $26,741,575


    LOAN COMPOSITION - Average

                                     June 30        Mar. 31        Dec. 31
    Quarters ended (in thousands)     2004           2004           2003
      Commercial real estate       $5,014,765      $4,869,200     $4,662,734
      Commercial industrial loans   6,214,663       5,669,558      5,336,532
      Other                           855,453         874,302        881,626
    Total commercial loans         12,084,881      11,413,060     10,880,892
      Home equity loans             7,206,082       6,666,343      6,241,296
      Auto loans                    3,636,061       3,457,105      3,248,915
      Other                           460,269         348,921        319,592
    Total consumer loans           11,302,412      10,472,369      9,809,803
    Total residential loans         4,854,811       5,105,900      4,726,609
    Total loans                   $28,242,104     $26,991,329    $25,417,304

                                                Sept. 30          June 30
    Quarters ended (in thousands)                 2003             2003
      Commercial real estate                   $4,610,919       $4,410,120
      Commercial industrial loans               5,285,571        5,263,959
      Other                                       864,741          863,407
    Total commercial loans                     10,761,231       10,537,486
      Home equity loans                         5,824,058        5,537,190
      Auto loans                                3,203,014        3,100,355
      Other                                       313,217          314,720
    Total consumer loans                        9,340,289        8,952,265
    Total residential loans                     4,335,326        4,644,111
    Total loans                               $24,436,846      $24,133,862


    Sovereign Bancorp, Inc. and Subsidiaries
    RECONCILIATION OF CASH AND OPERATING EARNINGS TO REPORTED EARNINGS
    (unaudited)


    Operating earnings for 2004 exclude the after-tax effects of loan loss provision and merger expenses related to the First Essex acquisition. Operating earnings for 2003 excludes the after-tax effects of the loss on our debt extinguishment of holding company notes that occurred in March 2003. Cash earnings are operating earnings excluding the after-tax effects of non-cash charges for amortization of intangible assets and stock-based compensation.


    (dollars in thousands,
     except per share data -
     all amounts are after tax)
                                                     Quarter Ended
                                                     Total dollars

                                           Jun. 30     Mar. 31     Jun. 30
                                             2004        2004        2003

    Net income as reported                  $131,354    $102,227    $104,174
      First Essex acquisition:
        Merger related and integration costs      -       15,332          -
        Provision for loan loss                   -        3,900          -
      Loss on debt extinguishment                 -           -           -
    Operating earnings                       131,354     121,459     104,174
      Amortization of intangibles             12,047      11,999      12,663
      Stock-based compensation (1)             3,761       3,468       2,678
    Cash earnings                           $147,162    $136,926    $119,515
    Weighted average diluted shares          311,689     306,678     283,901


                                                    Quarter Ended
                                                      Per share

                                            Jun. 30     Mar. 31     Jun. 30
                                              2004        2004        2003

    Net income as reported                     $0.42       $0.33       $0.37
      First Essex acquisition:
        Merger related and integration costs     -          0.05         -
        Provision for loan loss                  -          0.01         -
      Loss on debt extinguishment                -           -           -
    Operating earnings                          0.42        0.40        0.37
      Amortization of intangibles               0.04        0.04        0.04
      Stock-based compensation (1)              0.01        0.01        0.01
    Cash earnings                              $0.47       $0.45       $0.42
    Weighted average diluted shares


                                                       Year to Date
                                             Total dollars       Per Share

                                          Jun. 30   Jun. 30  Jun. 30  Jun. 30
                                            2004      2003     2004     2003

    Net income as reported                $233,581  $180,030   $0.76   $0.64
      First Essex acquisition:
        Merger related and
         integration costs                  15,332         -    0.05   -
        Provision for loan loss              3,900         -    0.01   -
      Loss on debt extinguishment               -     18,838    0.00    0.07
    Operating earnings                     252,813   198,868    0.82    0.70
      Amortization of intangibles           24,046    25,601    0.08    0.09
      Stock-based compensation (1)           7,229     5,470    0.02    0.02
    Cash earnings                         $284,088  $229,939   $0.92   $0.81
    Weighted average diluted shares        309,183   282,712


                                                  Forward-Looking
                                                     Per Share

                                              2004                2005

    Net income as reported                $1.51 - $1.56       $1.84 - $1.94
      First Essex acquisition:
        Merger related and
         integration costs                         0.13           .04 - .06
        Provision for loan loss                    0.01                   -
      Loss on debt extinguishment                     -                   -
    Operating earnings                    $1.65 - $1.70       $1.90 - $2.00
      Amortization of intangibles                  0.14
      Stock based compensation (1)                 0.04
    Cash earnings                         $1.83 - $1.88
    Weighted average diluted shares


    (1) Stock-based compensation encompasses arrangements with employees under which the Company's obligation will be settled by using stock rather than cash and includes expense related to stock options, restricted stock, bonus deferral plans, and ESOP expense.


    Sovereign Bancorp, Inc. and Subsidiaries
    SUPPLEMENTAL INFORMATION
    (unaudited)

    Purchase of First Essex Bancorp Inc. ("First Essex")


    On February 6, 2004 Sovereign completed the purchase of First Essex and the results of its operations are included from purchase date through June 30, 2004. Sovereign issued 12.7 million shares of common stock and exchanged Sovereign stock options for existing First Essex stock options, whose combined value totaled $209.9 million and made cash payments of $208.2 million to acquire and convert all outstanding First Essex shares and stock options and pay associated fees. The preliminary purchase price was allocated to acquired assets and liabilities of First Essex based on fair value as of February 6, 2004. The company is in the process of finalizing these values and as such the allocation of the purchase price is subject to revision.


    Assets and Liabilities Acquired from First Essex as of February 6, 2004:

    (dollars in millions)

    Assets                                Liabilities
    Investments                  394.8    Deposits:
    Loans:                                Core                          777.0
      Commercial                 710.4    Time                          488.6
      Consumer                   435.6    Total deposits              1,265.6
      Residential mortgages       52.2    Borrowings and other debt
                                           obligations                  236.9
        Total loans            1,198.2    Other liabilities              27.5
    Less allowance for loan
     losses                      (14.7)
        Total loans, net       1,183.5    Total liabilities          $1,530.0
    Federal funds and cash      (199.0)
    Premises and equipment, net    9.2
    Other real estate owned        1.0
    Other assets                  72.7
    Core deposit intangible       15.6
    Goodwill                     262.1

        Total assets          $1,739.9



    In connection with the First Essex acquisition, Sovereign recorded charges against its earnings for the three month period ended March 31, 2004 for an additional loan loss provision of $6.0 million pretax ($3.9 million net of tax) to conform First Essex's allowance for loan losses to Sovereign's reserve policies and for merger-related expenses of $23.6 million pretax
($15.3 million net of tax).



SOURCE  Sovereign Bancorp, Inc.
    -0-                             07/20/2004
    /CONTACT: FINANCIAL: Jim Hogan, +1-610-320-8496, or jhogan@sovereignbank.com, or Mark McCollom, +1-610-208-6426, or mmccollo@sovereignbank.com, or Stacey Weikel, +1-610-208-6112, or sweikel@sovereignbank.com; or MEDIA: Ed Shultz, +1-610-378-6159, or eshultz1@sovereignbank.com, all of Sovereign Bancorp/
    /Web site:  http://www.sovereignbank.com /
    (SOV)

CO:  Sovereign Bancorp, Inc.
ST:  Pennsylvania
IN:  FIN
SU:  ERN CCA MAV